Exhibit 99.2
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           CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
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            PURSUANT BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
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         In connection with the Quarterly Report of Roast-N-Roll  Restaurants of the Past, Inc., on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities ad Exchange commission on the date hereof (the "Report"),
the  undersigned,   Nick  Bruzesse  Jr.   Secretary/Treasurer  of  the  Company,
certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

         (2)  The information  contained in the Report fairly  presents,  in all
              material   respects,   the  financial   condition  and  result  of
              operations of the Company.

Date: May 20, 2003

                                                     /s/ Nick Bruzesse, Jr.
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                                                     Nick Bruzesse, Jr.
                                                     Secretary/Treasurer